CONTRACT TO PURCHASE AND SELL PROPERTY


     This Contract to Purchase and Sell Property ("Contract") is made and entered into as of July 7, 1997 ("Effective Date"), by and between CARDINAL WOODS APARTMENTS, LTD., A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership ("Seller"), NEW PLAN REALTY TRUST A MASSACHUSETTS BUSINESS TRUST ("Purchaser") and COMMONWEALTH LAND TITLE INSURANCE COMPANY ("Escrow Agent").

     Purchaser desires to purchase and Seller desires to sell certain real property pursuant to the terms of this Contract.

     In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I
                             SALE OF THE PROPERTY

     SECTION 1.1 PROPERTY. Subject to the terms of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller's respective rights, titles and interests in and to all of the following described property or any part thereof (collectively, the "Property"):

          (A) The land ("Land") located in Cary, North Carolina more particularly described on Exhibit A hereto commonly known as Cardinal Woods Apartments, together with all improvements and fixtures located on the Land ("Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, all appurtenant easements, adjacent roads, highways and rights-of-way (the Land and Improvements shall collectively be referred to as the "Real Property");

          (B) All tangible personal property of any kind ("Personalty") owned by Seller and attached to or located on the Land or Improvements; provided, however, the Personalty does not include computer software owned or leased by Seller's property manager;

          (C) All leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land ("Tenant Leases"), and all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases, together with all collateral therefor, all guarantees by third parties of the agreements and obligations thereunder of Tenants and, except to the extent otherwise set forth in
     SECTION 8.6, all rentals, unapplied security deposits, advance rentals, receivables, reimbursements and other items payable by Tenants;

          (D) All service contracts, warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable ("Service Contracts");

          (E) All certificates, permits, licenses, franchises, authorizations and approvals relating to the Property or the ownership, use, access, occupancy, repair, maintenance or operation thereof, running to or in favor of Seller or the Property and/or the Personalty, and which Purchaser hereafter elects to accept; and

          (F) All drawings, plans and specifications covering the Property or any part thereof; all rights to the name "Cardinal Woods Apartments" with respect to the Property, and all trademarks, trade names, service marks, registrations, logos, good will and other rights associated therewith (including the right to sue for past and present infringements thereof); all other intellectual property used in connection with the ownership and operation of the Property; all telephone numbers; all tenant files; all operating and maintenance files; and all books, records and other files which are used in connection with the ownership and operation of the Property and the conduct of the business of Seller relating to the Property;

          (g) All other rights, privileges and appurtenances in any way relating to the above described properties.

                                  ARTICLE II
                                PURCHASE PRICE

     SECTION 2.1 PURCHASE PRICE. The total Purchase Price ("Purchase Price") to be paid by Purchaser to Seller for the Property shall be Seven Million Two Hundred Thousand Dollars ($7,200,000). The Purchase Price shall be payable at the Closing in Current Funds (as defined in SECTION 3.1).

                                 ARTICLE III
                            EARNEST MONEY DEPOSIT

     SECTION 3.1 AMOUNT AND TIMING. Within one (1) business day after the Effective Date, Purchaser shall deliver to Escrow Agent, Seventy-Five Thousand Dollars ($75,000) ("Earnest Money Deposit") in cash or Current Funds, to be held by Escrow Agent in escrow to be applied or disposed of by Escrow Agent as provided in this Contract. If Purchaser fails to deposit the Earnest Money Deposit with Escrow Agent as herein provided, then this Contract shall automatically terminate and neither Seller nor Purchaser shall have any further obligations hereunder except that the provisions of SECTIONS 5.1.5 and 11.1 of this Contract shall survive the termination of this Contract. "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to Escrow Agent which would permit Escrow Agent to immediately disburse such funds.

     SECTION 3.2 APPLICATION AND INTEREST. If the purchase and sale contemplated hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by Escrow Agent as provided in this Contract. The Earnest Money Deposit shall be invested by Escrow Agent in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Purchaser and Seller. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

                                  ARTICLE IV
                               TITLE AND SURVEY

     SECTION 4.1 TITLE COMMITMENT. Within five (5) business days following the Effective Date, Seller shall deliver to Purchaser a copy of the existing title insurance policy in Seller's possession. After the Effective Date, Purchaser shall obtain at its expense a current ALTA Commitment for Title Insurance ("Title Commitment") from a title company of Purchaser's choice ("Title Company"). The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the express commitment of the Title Company to issue the Title Policy to Purchaser in the amount of the Purchase Price, insuring the title to the Real Property. At such time as the Title Commitment is furnished to Purchaser, the Title Company also shall furnish to Purchaser copies of instruments or documents ("Exception Documents") that create or evidence conditions or exceptions to title affecting the Real Property. Purchaser shall have the right to negotiate with the Title Company for additional endorsements, and Seller shall reasonably cooperate with Purchaser in obtaining those endorsements (at no additional cost to Seller).

     SECTION 4.2 SURVEY. Within five (5) business days following the Effective Date, Seller shall deliver to Purchaser a copy of the most complete survey of the Real Property, if any, in Seller's possession. Purchaser shall pay for any update or new survey required by Purchaser or the Title Company (any such Seller provided survey or, if obtained by Purchaser, any such updated or new survey hereinafter referred to as the "Survey").

     SECTION 4.3 REVIEW OF TITLE AND SURVEY. Purchaser shall have until the end of the Inspection Period (as hereinafter defined) to notify Seller in writing of any objections Purchaser has to any matters affecting title to the Property, including any matters shown or referred to in the Title Commitment, the Exception Documents, or on the Survey. Any title encumbrances, exceptions or other matters which are either: (a) reported to the Title Company and insured over without exception on the Title Commitment or (b) set forth in the Title Commitment, the Exception Documents, or on the Survey; and to which Purchaser does not object in writing within the Inspection Period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters permitted pursuant to other provisions of this Contract, shall be referred to as the "Permitted Exceptions").

     SECTION 4.4 OBJECTIONS TO STATUS OF TITLE AND SURVEY. Subject to the terms hereof, Seller shall be obligated to deliver marketable title to Purchaser. If Purchaser objects to any matter affecting title to the Property within the Inspection Period, then Seller shall have fifteen (15) days to notify Purchaser whether or not Seller will cure, prior to Closing, any such title objection. If Seller notifies Purchaser that it elects not to cure any such objection, then Purchaser may, at its option exercisable in writing within five
(5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title which Seller has stated it will not cure shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event, subject to the provisions of SECTION 10.1 of this Contract, Escrow Agent shall Return the Earnest Money Deposit. If Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, then Purchaser shall be deemed to have elected to proceed under subpart (a), and this Contract shall remain in full force and effect.

     If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure such objections by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure such objections by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event Escrow Agent shall Return the Earnest Money Deposit.

     "Return the Earnest Money Deposit" shall mean Escrow Agent shall return the Earnest Money to Purchaser and neither party shall have any further rights, duties or obligations hereunder except as otherwise provided in SECTIONS 5.1.5 and 11.1 hereof.

     SECTION 4.5 OTHER PERMITTED EXCEPTIONS. The Permitted Exceptions shall include those matters which become Permitted Exceptions pursuant to SECTIONS 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments for the year in which the Closing occurs and subsequent years;
(c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be cured or discharged from the public record at Closing, so that such liens or encumbrances do not appear as an exception in the Owner's Policy of Title Insurance issued to Purchaser pursuant to the Title Commitment (the "Owner's Policy").

                                  ARTICLE V
                           INSPECTION BY PURCHASER

     SECTION 5.1    INSPECTION PERIOD.

          5.1.1 Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., Cary, North Carolina time on the thirtieth (30th) day thereafter (the "Inspection Period") within which to examine the Property and to conduct its feasibility study. During the Inspection Period, Seller shall allow Purchaser and Purchaser's agents access to the Property during normal business hours to (i) conduct soil and engineering, hazardous waste (including asbestos and formaldehyde), marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchasers intended use and
     (ii) review and/or photocopy at Property Manager's office during normal business hours, all Tenant leases, lease amendments, improvement agreements, and any other currently effective agreements relating to the use or occupancy ownership, repair, maintenance or operation of the Property, which documents Property Manager will make available to Purchaser for this purpose.

          Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore any damage to the Property caused by Purchaser or its agents to the condition which existed prior to Purchaser's entry thereon and investigation thereof, (c) Purchaser shall not unreasonably interfere with, interrupt or disrupt the operation of Seller's business on the Property, and such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or its agents in connection with any studies or tests conducted pursuant to this SECTION 5.1, (e) Purchaser shall have the right to enter vacant units and, with the consent of the respective tenants, leased units, provided that Purchaser shall give notice to Seller forty-eight (48) hours prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (f) Purchaser shall take all reasonable actions and implement all reasonable protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property in the course of such investigations and inspections pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.

          5.1.2 If following the end of the Inspection Period (a) any additional title encumbrances (other than as caused by Purchaser) become effective against the Property, which Seller does not cause to be cured or insured around so that such matters do not appear as an exception in the Owner's Policy or (b) a survey update reveals any new adverse matters which Seller does not cure by Closing, then Purchaser may terminate this Contract by delivery of written notice to Seller given in accordance with the provisions of SECTION 13.1, in which event, subject to the provisions of
     SECTION 10.1, Escrow Agent shall Return the Earnest Money Deposit.   Seller
     shall cause any such encumbrance of a monetary nature to be satisfied or discharged from the public record at Closing.

          5.1.3 All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser (except to the extent Purchaser is required by law or legal process to disclose such information, or except as set forth below). Prior to Closing, Purchaser shall use reasonable efforts to prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders, investors and engineers.

          5.1.4 Purchaser shall have the right to accept or reject any Service Contracts (except the laundry contract shown on SCHEDULE 5.3, which is hereby deemed accepted by Purchaser) by providing written notice to Seller thereof during the Inspection Period. Any and all Service Contracts not so rejected by Purchaser before the end of the Inspection Period shall
     be deemed accepted by Purchaser.   All Service Contracts so rejected by
     Purchaser, including the Management Agreement, shall be terminated by Seller and Seller shall be solely liable for any termination penalty.

          5.1.5 Purchaser shall indemnify, defend and hold harmless Seller and its general partner and each of their affiliates and their respective affiliates' officers, directors, employees, agents and representatives from and against any claims, liabilities, causes of action, damages, liens, losses, fines, fees and expenses (including, without limitation, attorneys' fees and expenses) incident to, resulting from or in any way arising out of any intentional, reckless or negligent infliction of injury or distress to persons or damage to property caused by Purchaser or its agents on the Property. The agreements contained in this SECTION 5.1.5 shall survive the Closing forever (subject to any applicable statutes of limitation) and shall not be merged therein and shall also survive any termination of this Contract.

     SECTION 5.2 APPROVAL OF INSPECTIONS. If Purchaser determines at any time prior to the end of the Inspection Period that any aspect of the Property is not satisfactory to Purchaser, then Purchaser may terminate this Contract by delivery of written notice to Seller within the Inspection Period given in accordance with the provisions of SECTION 13.1, in which event Escrow Agent shall Return the Earnest Money Deposit. If Purchaser does not timely deliver to Seller written notice of termination within the Inspection Period, the conditions of this SECTION 5.2 shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this SECTION 5.2.

     SECTION 5.3 MATTERS TO BE DELIVERED BY SELLER. No later than five (5) business days from the Effective Date, Seller shall deliver to Purchaser the following items (collectively, the "Submission Matters"):

          (A) A copy of the form used for Tenant Leases with respect to the Property;

          (B) An inventory of all Personalty current to within thirty (30) days prior to the Effective Date;

          (C) Copies of any and all Service Contracts in Seller's possession or control relating to the ownership and operation of the Property, as identified on SCHEDULE 5.3(C);

          (D) Copies of all warranties and guarantees in Seller's possession or control relating to the Property, or any part thereof, or to the Personalty owned by Seller and located on or used in connection with the Property;

          (E) Copies of all plans and specifications in Seller's possession or control with respect to the Property and copies of all licenses and permits in Seller's possession or control with respect to the ownership and operation of the Property, including building permits and certificates of occupancy;

          (F) A certificate of fire, hazard, extended coverage, liability and other insurance policies held by Seller with respect to the Property;

          (G) Copies of the most recent real estate and personal property tax statements in Seller's possession applicable to the Property (including, if applicable, any rental tax and special assessment statements);

          (H)  The Rent Roll to be attached hereto as SCHEDULE 6.2(E);

          (I) A copy of the Report of Phase 1 Environmental Site Assessment and Limited Asbestos Survey for Cardinal Woods Apartments dated August 10, 1993, prepared by Law Engineering ("Existing Phase 1"); and

          (J)  A certified copy of the Limited Partnership Agreement of Seller.

                                  ARTICLE VI
      COVENANTS, REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

     SECTION 6.1 COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as of the date hereof (and Purchaser shall reassert in writing to Seller as of the Closing Date) as follows, which representations and warranties shall survive the Closing as provided herein:

          (A) Purchaser is a Massachusetts Business Trust, which is duly authorized and validly existing under the laws of the State of Massachusetts;

          (B) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein;

          (C) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and

          (D) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms. Provided, each of the representations and warranties of Purchaser set forth in this Section
     6.1 shall survive the Closing for only twelve (12 months except as to any such representation or warranty as to which Seller has within such twelve (12 month period asserted with a reasonable basis a claim against Purchaser.

     SECTION 6.2 COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as of the date hereof as follows, provided, Seller shall also certify to Purchaser at Closing that there has been no material change in any of the following representations and warranties, and each of the representations and warranties of Seller below shall survive the Closing for only twelve (12) months except as to any such representation or warranty as to which Purchaser has within such twelve (12) month period asserted with reasonable basis a claim against Seller, and except as to those under Sections 6.2(a) and 6.2(b) as provided in Section 6.5:

          (A) Seller (i) is a duly organized and validly existing limited partnership under the laws of the State of California; (ii) is duly bound by the actions and execution hereof by the general partner of Seller who executed this Contract; (iii) has the authority and power to enter into this Contract and to consummate (including the execution of all necessary documents and contracts) the transaction provided for herein; (iv) is the owner of the landlord's interest in the Tenant Leases; and (v) to the extent required to own, operate and sell the Property, is authorized to own and transfer real estate under the laws of the State of North Carolina and to otherwise transact and conduct business in the State of North Carolina.

          (B) The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of this Contract do not violate any of the terms, conditions or provisions of (i) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (ii) any agreement or contract to which Seller is a party or to which it or the Property is subject (other than for the agreements listed on SCHEDULE 6.2(G) to this Contract, as the terms of such agreements speak for themselves); and subject only to the qualification in (ii) above, no consent, waiver or approval by any third party is required in connection with the execution and delivery by Seller of this Contract or the performance by Seller of obligations to be performed by Seller under this Contract.

          (C) Seller is the sole owner of, and has good and marketable title to, the Property free and clear of all liens, encumbrances, claims and demands, other than the Permitted Exceptions. Seller has not entered into any agreement to sell, mortgage, lease (other than to residential tenants for personal occupancy) or otherwise encumber or dispose of its interest in the Property or any part thereof, except for the Permitted Exceptions and this Contract.

          (D) As of the date of this Contract, Seller has not received any notice of (nor to its knowledge are) any actions, suits, proceedings or claims (including employee grievance claims) pending or threatened against or affecting Seller (in respect of the Property) or the Property, at law or equity or before or by any governmental authority and has not commenced any actions, suits or proceedings in respect of the Property, except as shown on SCHEDULE 6.2(D).

          (E)

               (I) All of the Tenants and occupants of the Property as of the date of the "Rent Roll" to be attached hereto as SCHEDULE 6.2(E), the space leased, the Lease expiration dates, the security deposits, arrearages, the rentals and the concessions, if any, granted to the tenants are identified on such Rent Roll.

               (II) No Tenant has been given free rent, any concession in the payment of rent or any abatement in the payment of rent, except as set forth on Schedule 6.2(e).

               (III) Seller has paid all costs required to be paid by the landlord to the Tenants listed in Schedule 6.2(e) in connection with the preparation of space for occupancy (whether to be performed before or after occupancy) and has paid all obligations for brokerage commissions and finders' fees incurred in entering into those Tenant Leases and, if any additional Tenant Leases are executed after the date of this Contract and prior to Closing, Seller shall pay or provide for the payment of all such costs and commissions prior to Closing. As of the date of the Rent Roll, no payment default exists under any Tenant Lease except as shown on Schedule 6.2(e) and no written notice of a default has been received or given by Seller except as shown on Schedule 6.2(e).

               (IV) Since November, 1992, Seller and its General Partner have had no and continue to have no agreement or other arrangement involving the Property with any governmental authority for or in respect of subsidized tenants or housing or rents or similar benefits.

          (F) The operating statements provided by Seller to Purchaser were prepared on a modified cash/accrual basis and are true and correct in all material respects.

          (G) All Service Contracts (written or oral) affecting the Property as of the date of this Contract are identified on SCHEDULE 6.2(G), which Schedule will be made available to Purchaser pursuant to SECTION 5.3(C) and will contain true and complete copies of any such Service Contracts which are written agreements between Seller and the service provider; Seller is not in default under any of these Service Contracts; Seller will not enter into any other contract that cannot be terminated on 30 days notice without the prior written consent of Purchaser and will give notice at or before Closing terminating such existing Service Contracts as are designated by Purchaser during the Inspection Period.

          (H) Except for the Management Agreement with Insignia Management Group, Inc. ("Manager") which will be canceled at Closing, there are no unrecorded agreements outstanding respecting operations at the Property after Closing between Seller and any person controlled by, controlling or under common control with Seller.

          (I) The continued maintenance and operation of the Property is not now, and on the Closing Date will not be, dependent to any extent on facilities located on any other property (except for public utilities and public streets) and the continued maintenance and operation of any other property is not dependent to any extent on facilities located on the Property.

          (J) To the best of Seller's knowledge, there are no condemnation or eminent domain proceedings affecting the Property now pending or threatened.

          (K)  Seller has not received any of the following:

               (I) A written notice from a governmental authority that any building or other structure not a part of the Property relies to any extent on the Property or any part thereof or any interest therein to fulfill any legal requirements or that any of the Improvements relies to any extent on any property (other than the public highways and public utilities) not included within the Property to fulfill any legal requirement.

               (II) A written notice from any governmental authority or any public utility that the water supply or sewage disposal systems are inadequate to distribute the water supply and dispose of the sewage for the Property or of the need to obtain any permits for access to the water supply and sewage systems, that there is any impairment (other than temporary outages) of the electrical, gas or telephone service, or that there is need for any additional approval of any governmental authority or public utility or need for construction by the owner for the use of these utilities.

               (III) Any written notice from a governmental authority that the Improvements and the operation of the Property does not comply in all material respects with all legal requirements governing or regulating the use, construction and operation thereof or any written notice from the beneficiary of any Permitted Exceptions that the Improvements and the operation of the Property does not comply with that Permitted Exceptions.

               (IV) Any written notice from a governmental authority requiring Seller to obtain any permit (other than the permits now held by Seller) for the occupancy of the Property for use as multifamily apartments and the operation of the Improvements as now being operated.

               (V) Any written notice from any governmental authority of the disposal of any hazardous or toxic materials on the Property or of a violation of any environmental legal requirements.

          (L) Except for the Existing Phase I and any report prepared for Purchaser, Seller has not received any environmental site assessment or written report with respect to the Property, or other written notice of any disposal of any hazardous or toxic materials on the Property or the violation of any environmental legal requirements.

          (M)  Seller has no employees working on site at the Property.

          (N) Seller has received no written notice and otherwise has no knowledge of any increases in the real estate tax assessments for the Premises subsequent to the 1992 assessment notices received by Seller.

          (O) To the actual knowledge of Seller, without independent investigation or inquiry, and except for such matters as are disclosed in the Existing Phase I or as may be disclosed by the environmental report to be performed by Purchaser or its agents during the Inspection Period, (i) no Hazardous Substances exist on the Property and no leak, spill, release or discharge of Hazardous Substances has occurred on the Property, and (ii) neither the Property nor any land adjacent to the Property is in violation or subject to any existing pending or threatened investigation by any governmental authority under any applicable federal, state or local law, regulation or ordinance pertaining to Hazardous Substances or other environmental matters. "Hazardous Substances" means all chemical substances, asbestos, oil, petroleum products, formaldehyde, PCB's, toxic, carcinogenic, radioactive or hazardous waste or materials, existing in such concentrations or amounts as are regulated or prohibited by applicable federal, state or local laws, regulations or ordinances, and also shall include any underground storage tanks. Simultaneously herewith, Seller and Purchaser shall complete and execute a "Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards", the form of which is attached hereto as Schedule 6.2(g).

          (P) To the actual knowledge of Seller, no entity owned or controlled by ten percent (10%) or more by Insignia Financial Group, Inc. owns any real property contiguous to the Property.

          (Q) Seller has obtained the requisite approval of its limited partners authorizing Seller to sell the Property to Purchaser pursuant to the terms of this Contract.

For purposes of this SECTION 6.2, the actual knowledge of Seller shall be deemed to include the actual knowledge of the Manager's current (as of the date of this Contract) Property Manager, District Manager and Regional Manager (collectively, "Manager's Representatives") having authority as to the Property; provided, Manager and Manager's Representatives shall have no liability whatsoever to Purchaser or its Related Parties with respect to the Property or this Contract or any matters arising therefrom.

     SECTION 6.3 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. Except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at Closing, Seller has not made, and Seller hereby specifically disclaims, any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning, (a) the nature and condition of the Property, including, without limitation, the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; (b) the existence, nature and extent of any right-of-way, lease, right to possession or use, lien, encumbrance, license, reservation, condition or other matter affecting title to the Property; and (c) whether the use or operation of the Property complies with any and all laws, ordinances or regulations of any government or other regulatory body. Except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at Closing, PURCHASER AGREES TO ACCEPT THE PROPERTY, AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. EXCEPT AS EXPRESSLY SPECIFIED IN THIS CONTRACT OR THE SPECIAL WARRANTY DEED OR OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER EXPRESSLY ACKNOWLEDGES THAT SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE SPECIAL WARRANTY DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SPECIFIED IN ANY WRITTEN INSTRUMENT DELIVERED BY SELLER TO PURCHASER INCLUDING, WITHOUT LIMITATION, THIS CONTRACT, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

     Further, and without in any way limiting any other provision of this Contract, except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at Closing, Seller has made and makes no representation, warranty or guaranty, and hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, with respect to the presence or disposal on or beneath the Property (or any parcel in proximity thereto) of Hazardous Substances and shall have no liability to Purchaser therefor (except for a breach of Seller's representations or warranties set forth in SECTION 6.2(K)(V), (L) or (O). Without limitation of the preceding sentence, except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at Closing, Seller specifically disclaims any representation, warranty or guaranty regarding the accuracy of any environmental reports which may be included within the Submission Matters. By acceptance of this Contract and the special warranty deed to be delivered by Seller at the Closing, Purchaser acknowledges that Purchaser's opportunity for inspection and investigation of the Property (and other parcels in proximity thereto) will be adequate to enable Purchaser to make Purchaser's own determination with respect to the presence or disposal on or beneath the Property (and other parcels in proximity thereto) of Hazardous Substances.

     SECTION 6.4 NO RELIANCE ON DOCUMENTS. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (including, without limitation, the Submission Matters) delivered by Seller, or its general partner or their respective affiliates or representatives to Purchaser in connection with the transaction contemplated hereby. Except as expressly stated herein, Purchaser acknowledges and agrees that all materials, data and information (including, without limitation, the Submission Matters) delivered by Seller, its general partner or their respective affiliates or representatives to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

     SECTION 6.5 EFFECT AND SURVIVAL OF DISCLAIMERS. Seller and Purchaser agree that the provisions of SECTIONS 6.2(A), 6.2(B), 6.3 and 6.4 shall survive Closing and the termination of this Contract forever.

                                 ARTICLE VII
         CONDITIONS PRECEDENT TO PURCHASER'S AND SELLER'S PERFORMANCE

     SECTION 7.1 CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser's obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

          (A) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

          (B) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date; and

          (C) Seller shall have delivered all the documents and other items required pursuant to SECTION 8.2(A), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Seller at or prior to the Closing;

          If any of the conditions set forth in this SECTION 7.1 are not satisfied by Closing, then Purchaser may terminate this Contract and Escrow Agent shall Return the Earnest Money Deposit to Purchaser and Purchaser may proceed according to Section 10.2.

     SECTION 7.2 CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligation under this Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

          (A) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date; and

          (B) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in SECTION 8.2(B).

     If any of the conditions of this SECTION 7.2 are not satisfied by Closing, then Seller may terminate this Contract and Escrow Agent shall deliver the Earnest Money Deposit to Seller and neither party shall have any further rights or liabilities hereunder, except as provided in Sections 5.1.5 and 11.1 hereof.

                                 ARTICLE VIII
                                   CLOSING

     SECTION 8.1 TIME AND PLACE. The consummation of the purchase and sale of the Property ("Closing") shall take place at the office of Seller's counsel on a date ("Closing Date") mutually acceptable to both Purchaser and Seller, but
which in no event shall be later than July 31, 1997.   Notwithstanding the
above, each party will reasonably cooperate with the other party in accomplishing the Closing by mail using appropriate escrows, if either party so requests.

     SECTION 8.2    ITEMS TO BE DELIVERED AT THE CLOSING.

          (A) SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser each of the following items:

               (I) A Special Warranty Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B sufficient to convey to Purchaser good title to the Property free and clear of all liens and encumbrances except for the Permitted Exceptions.

               (II) An Assignment and Assumption of Leases ("Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C.

               (III) A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D.

               (IV) All keys and master keys to all locks located on the Property that are in Seller's possession or control.

               (V) All original Tenant Leases that are in Seller's possession or control.

               (VI) An executed form letter to the Tenants regarding the sale of the Property ("Notice Letters") in the form attached hereto as Exhibit F.

               (VII) All original Service Contracts relating to the Property that are in Seller's possession or control.

               (VIII) All amounts owing to Purchaser by Seller under Article IX hereof.

               (IX) A Non-Foreign Affidavit in the form attached hereto as Exhibit E.

               (X) Such resolutions and certificates of Seller or its partners reasonably required by Title Company, confirming that the requisite approval of Seller's limited partners has been obtained and confirming the authority of the persons signing on behalf of Seller to consummate this Contract.

               (XI) A rent roll prepared with respect to the Property in the form attached hereto as SCHEDULE 6.2(E) which shall be certified, to Seller's knowledge, as being true and correct as of a date not more than three (3) days prior to Closing.

               (XII) Other items reasonably requested by Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing (provided, that such items shall not include opinions of Seller's counsel, and Purchaser shall make every reasonable effort to supply the form of such items to Seller within the Inspection Period).

               (XIII) At the Property, all tenant files and other files which are used in connection with the ownership and operation of the Property or any part thereof and the conduct of the business of Seller relating to the Property or any part thereof.

               (XIV)     Duly executed closing statement.

               (XV) Seller's duly executed certificate of reaffirmation and remaking dated as of the Closing Date, confirming that the warranties and representations of Seller as made herein are materially true and correct as of the Closing Date.

               (XVI) An official bank (cashier's) check or attorney's trust account check payable to Purchaser in the amount of all unapplied deposits held and all advance rentals received under Tenant Leases, together with a certified list of each Tenant who has made such a deposit or advance rental and the amount thereof.

               (XVII) A certificate from the Manager to the effect that the Management Agreement has been terminated and that the Manager has no claim whatsoever against Purchaser and the Property or any part thereof under or in connection with the Management Agreement, the agreements and obligations thereunder or otherwise.

               (XVIII) A current termite bond for the Property, paid for by Seller, that is valid for one year after Closing and assignable to Purchaser. Provided, however, at Closing Purchaser shall assume the Dotson Pest Control service program contract relating to the Property.

          (B) PURCHASER. At the Closing, Purchaser shall deliver to Seller each of the following items:

               (I)  The cash portion of the Purchase Price in Current Funds.

               (II) The Assignment of Leases, duly executed and acknowledged by Purchaser.

               (III) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder .

               (IV) Evidence satisfactory to the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

               (V)  The Notice Letters duly executed by Purchaser.

               (VI) Other items reasonably requested by Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     SECTION 8.3 COSTS OF CLOSING. The escrow fees of the Title Company (if any) shall be shared equally by Purchaser and Seller. Seller shall pay for any deed stamp/transfer taxes. Purchaser shall pay for all recording costs and costs related to the Title Policy and Survey. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys' fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring such expense.

     SECTION 8.4    PRORATIONS.

          8.4.1 All normal and customarily proratable items, including, without limitation, rents, operating expenses and other expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to, and including, the day prior to the Closing Date (and credited for any amounts paid by Seller attributable to the period thereafter) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date.

          8.4.2 All unapplied Deposits under Tenant Leases in the possession of Seller, if any, shall be transferred by Seller to Purchaser at the Closing. There shall be no application of security deposits to unpaid rent unless the tenant has vacated without paying Rent.

          8.4.3 Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing occurs and those which are attributable to the calendar year in which Closing occurs (due and payable in a succeeding calendar year), shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, if actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, then the proration shall be based upon the amounts from the preceding year. In such event, the parties shall reprorate such amounts within thirty (30) days after the actual bills are received by Purchaser. The proration shall be final and unadjustable except as provided in the following paragraph. If the Property has been assessed for property tax purposes at such rates as would result in "roll back" taxes upon the changes in land usage or ownership of the Property, then Seller shall pay all such taxes and hereby indemnifies, holds harmless and agrees to defend Purchaser from and against any and all causes of action, costs, expenses, fees liens, fines, damages, claims, losses, expenses, fines and liabilities for or relating to such taxes.

          8.4.4 Prorations should be governed by the following additional provisions:

               (A) Utilities, if any, payable by Seller, shall be prorated. Seller shall obtain meter readings on the Closing Date or midnight of the day immediately preceding the Closing Date ("Proration Date"), and if such readings are obtained, there shall be no proration of such items and Seller shall pay the bills therefor for the period through the Proration Date, and Purchaser shall pay the bills therefor for the period subsequent to the Proration Date as and when rendered. If Seller is unable to obtain meter readings as of the Proration Date, utilities shall be prorated at the Proration Date based upon the most recent utility bills, adjusted for seasonality (such adjustment being reasonably acceptable to both parties), and reprorated upon issuance of the actual bills. In addition, if there are any utility charges submetered to Tenants and payable by them directly to Seller, Seller shall use reasonable efforts to obtain readings thereof at the Closing Date, and such items shall be prorated in mode and manner as with respect to rents. Provided, however, Seller may have utility service at the Property terminated in accordance with SECTION 8.5.

               (B) Prepaid and unpaid expenses and charges respecting utilities and all other expenses incurred in the operation of the Property shall be prorated at and as of the Proration Date. However, fees paid by Seller with respect to certificates, permits, licenses, franchises, authorizations and approvals assigned by Seller to Purchaser at the Closing shall not be prorated, but shall be paid for and assumed entirely by Seller.

               (C) Income from coin telephones, vending and other coin operated machines, or from the use of other facilities forming a part of, or located upon, the Property shall be apportioned. If they are to be received after the Proration Date, they shall be apportioned when the income is received. In the case of any charges payable by Tenants to Seller applicable to periods of time ending before the Closing Date but to become payable thereafter when bills are rendered (such as service charges, supply charges and utility charges), Seller shall after settlement prepare and promptly deliver to Purchaser the information necessary to prepare the bills to the tenants. Seller warrants and represents that such information will be true, complete and correct. All such charges shall be paid to Purchaser and adjusted in the same manner as provided herein.

               (D) Except as otherwise provided herein, prorations shall be made as of the end of business on the day prior to the Closing Date. Unapplied security deposited in the possession or control of Seller shall be transferred at the Closing, together with an explanation of any missing security deposits.

               (E) If any of the items subject to proration under the foregoing provisions of this SECTION 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one hundred twenty (120) days after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the aforestated one hundred twenty (120) day period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within one hundred twenty (120) days after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

     The provisions of this SECTION 8.4 shall survive the Closing and the termination of this Contract forever.

     SECTION 8.5 POSSESSION AND CLOSING. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its Contracts with such utility companies that provide services to the Property as of the end of business on the Closing Date.

     SECTION 8.6    DELINQUENT RENT.

          (A) APPLICATION OF DELINQUENT RENT. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to the period of time after the Closing Date, and (B) second, to the period of time before the Closing Date. Provided, if Seller initiates legal action to collect Delinquent Rent for the period prior to Closing, Seller shall be entitled to retain any Delinquent Rent collected as a result of such legal action. The provisions of this SECTION 8.6(A) shall survive the Closing and the termination of this Contract forever.

          (B) COLLECTION OF DELINQUENT RENT. Purchaser shall have no obligation to collect past due rentals and other amounts from Tenants after the Proration Date. Seller retains its rights in and to such past due rentals, but shall not disturb or otherwise interfere with any Tenant in its occupancy and use and enjoyment of its demised premises.

                                  ARTICLE IX
                           CONDEMNATION OR CASUALTY

     SECTION 9.1    CONDEMNATION.

          (A) If all or any Significant Portion (as defined in SECTION 9.1(B)) of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any Significant Portion of the Property, prior to Closing, then Purchaser may elect to terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the condemnation, taking or deed in lieu or institution of such condemnation proceeding (which notice Seller shall deliver to Purchaser within ten (10) days of Seller's receipt thereof). If Purchaser does not terminate this Contract pursuant to this SECTION 9.1(A), then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in SECTION 9.1(B) hereof, deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof (except for proceeds previously used to restore or repair the Property ) and assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price.

          (B) For purposes of SECTION 9.1(A), "Significant Portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $250,000. Notwithstanding anything to the contrary contained in SECTION 9.1(A), if Purchaser has not timely elected to terminate in accordance with
     SECTION 9.1(A), and if the proceeds payable with respect to the Property as a result of condemnation exceed the Purchase Price for the Property, then the portion of such proceeds in excess of the Purchase Price shall be paid to Purchaser at the Closing. The foregoing provision shall survive the Closing and the termination of this Contract forever.

          (C) If less than a Significant Portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, then Purchaser shall not have the right to terminate this Contract, but Seller shall deliver to Purchaser at Closing any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding or deed in lieu thereof, and assign its interest in and to such proceeds to Purchaser, and there shall be no reduction of the Purchase Price.


     SECTION 9.2    CASUALTY.

          (A) If all or any Substantial Portion (as defined in SECTION 9.2(B)) of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then Purchaser may terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the casualty (which notice Seller shall deliver to Purchaser within ten (10) days of Seller's receipt thereof). If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in SECTION 9.2(B) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property) and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and Purchaser shall receive a proration credit at Closing in the aggregate amount of any deductible and there shall be no reduction in the Purchase Price. If less than a Substantial Portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this SECTION 9.2(A).

          (B) For the purposes of SECTION 9.2(A), a "Substantial Portion@ of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $250,000. Notwithstanding anything in SECTION 9.2(A) to the contrary, if Purchaser has not timely elected to terminate in accordance with SECTION 9.2(A), and if the proceeds payable with respect to the Property as a result of casualty exceed the Purchase Price for the Property, then the portion of such proceeds in excess of the Purchase Price shall be paid to Purchaser at the Closing. The foregoing provision shall survive the Closing and the termination of this Contract forever.

                                  ARTICLE X
                            DEFAULTS AND REMEDIES

     SECTION 10.1 DEFAULT BY PURCHASER. in SECTION 13.19 to the contrary: if Seller is not in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly permitted in this Contract where Purchaser becomes entitled to a Return of the Earnest Money Deposit or other than due to a failure of a condition precedent to Purchaser's obligation to close as set forth in SECTION 7.1, then Seller may terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except as provided in SECTIONS 5.1.5 and 11.1 hereof, and, as its sole and exclusive remedy for Purchaser's failure to close, Seller shall be entitled to receive or retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this SECTION 10.1 to the contrary, in the event of any other default by Purchaser under this Contract (including, without limitation, breach of any covenant, representation or indemnity) which survives the Closing or termination of this Contract, Seller shall have any and all rights and remedies available at law or in equity by reason of such default.

     SECTION 10.2 DEFAULT BY SELLER. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted in this Contract or a failure of a condition precedent to Seller's obligation to close as set forth in SECTION
7.2 hereof, then Purchaser may, at Purchaser's sole option, as its sole and exclusive remedy, either (a) terminate this Contract and receive from Seller $37,000 liquidated damages, in which event neither party shall have any further rights, duties or obligations hereunder except as provided in SECTIONS 5.1.5 and
11.1 hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract against Seller.
In no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages
or damages for loss of opportunity or lost profit.   Notwithstanding anything
contained in this SECTION 10.2 to the contrary, in the event of any other default by Seller under this Contract (including, without limitation, breach of any covenant, representation or indemnity) which survives the Closing or termination of this Contract, Purchaser shall have any and all rights and remedies available at law or in equity by reason of such default.

     SECTION 10.3 COSTS OF ENFORCEMENT. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for the prevailing party's reasonable attorneys' fees and other reasonable out-of-pocket expenses incurred by the prevailing party in pursuit of such enforcement.

                                  ARTICLE XI
                            BROKERAGE COMMISSIONS

     SECTION 11.1 BROKERAGE COMMISSION. Seller and Purchaser each represent to the other that each has no agreement with any broker, finder or other party requiring payment of a commission with respect to the sale or purchase of the Property, except that Seller may pay a fee to Insignia Capital Advisors, Inc. ("AICA"). Seller agrees to indemnify and defend Purchaser and its officers, directors, trustees, shareholders, representatives and agents and hold each of them harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller (including without limitation ICA). Purchaser agrees to indemnify and defend Seller and its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, and hold each of them harmless from any and all loss, liability, damage, claim, cause of action, fine, fee, lien, cost or expense (including, without limitation, reasonable attorneys' fees and expenses ) arising out of or paid or incurred by any of them by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser or its affiliates (excluding ICA). Notwithstanding anything to the contrary contained herein, the indemnities set forth in this ARTICLE XI shall survive the Closing and the termination of this Contract forever.


                                 ARTICLE XII
                OPERATION OF THE PROPERTY PRIOR TO THE CLOSING

     SECTION 12.1 OPERATION OF THE PROPERTY PRIOR TO THE CLOSING. During the term of this Contract, Seller agrees as follows:

          (A) Seller shall not sell or convey, nor enter into any other contract for sale of the Property nor voluntarily create any liens, encumbrances, defects in title, restrictions or easements affecting the Property (except for mechanic's and materialmen's liens arising in the normal course of business, all of which Seller will satisfy at the Closing).

          (B) Seller shall operate and maintain the Property in substantially the same manner as operated and maintained prior to the Effective Date.

          (C) Seller shall lease apartment units in substantially the same manner as leased prior to the date of this Contract, including, without limitation leasing for terms not exceeding one (1) year, not granting rent concessions greater than one month's free rent, and renewing leases only within the last 60 days of the expiring leases.

          (D) Seller shall deliver statements of income and expense promptly after those reports have been prepared for each month during the term of this Contract, all written notices of violations of legal requirements, whenever received, and all written notices of default by Seller in the performance of any Lease or Contract affecting the operation of the Property in a material respect.

          (E) Without Purchaser's prior written consent, Seller shall not settle any protest or appeal of the real estate tax assessment for the Property for the current tax year or for any prior tax year if the settlement would increase, or compromise Purchaser's ability to challenge, the assessment for the current tax year or any future tax year.

          (F) Seller shall promptly deliver to Purchaser copies of all written notices of violations of laws, ordinances, orders, regulations or requirements, including but not limited to zoning, building, health, safety, pollution control, environmental, fire or similar laws, ordinances, orders and regulations issued by, filed by or served by, any governmental agency having jurisdiction over the Property, against or affecting the Property as of the date hereof (hereinafter referred to as "Violations"). Seller shall comply with all Violations which are of record as of the Effective Date or of which Seller has received written notice as of the Effective Date, at Seller's sole cost and expense.

                                 ARTICLE XIII
                                MISCELLANEOUS

     SECTION 13.1 NOTICES. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

     If to Seller:  c/o Insignia Financial Group, Inc.
                    One Insignia Financial Plaza
                    Greenville, South Carolina 29601
                    Attention: Ken Chapman
                    Facsimile No.: (803) 239-1066
                    Telephone No.: (803) 239-1049

     With copies to:Alan G. Dexter, Esq.
                    Parker, Poe, Adams & Bernstein L.L.P.
                    2500 Charlotte Plaza
                    Charlotte, North Carolina 28244
                    Facsimile No.: (704) 334-4706
                    Telephone No.: (704) 335-9042

     If to Purchaser:New Plan Realty Trust
                    1120 Avenue of the Americas
                    12th Floor
                    New York, New York  10036
                    Attn: President
                    Facsimile No.:  (212) 302-4776
                    Phone No.: (212) 869-3000

     With a copy to:Hofheimer Gartlir & Gross, LLP
                    633 Third Avenue
                    New York, New York 10017
                    Attention: Donald M. Weisberg, Esq.
                    Facsimile No.:   (212) 661-3132
                    Phone No.: (212) 818-9000

     If to Escrow Agent:Commonwealth Land Title Insurance Company
                    655 Third Avenue, 11th Floor
                    New York, New York 10017
                    Facsimile No.:   (212) 661-3132
                    Phone No.:  (212) 949-0100
                    Facsimile No.:  (212) 697-0287

     SECTION 13.2 GOVERNING LAW. THIS CONTRACT IS INTENDED TO BE PERFORMED IN THE STATE OF NORTH CAROLINA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

     SECTION 13.3 ENTIRETY AND AMENDMENTS. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     SECTION 13.4 PARTIES BOUND. Subject to the provisions of SECTION 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

     SECTION 13.5 ASSIGNMENT. This Contract may not be assigned in whole or in part by Purchaser without the prior written consent of Seller. Any assignment of this Contract by Purchaser without Seller's prior written consent shall, at Seller's option, be null and void and of no effect. In the event that this Contract is assigned by Purchaser, then, unless Seller expressly agrees to the contrary in writing, Purchaser shall not be released from any liability or obligations hereunder. Notwithstanding anything above to the contrary, Purchaser shall be entitled to assign the Contract to any affiliates of Purchaser, provided Purchaser remains under the Contract.

     SECTION 13.6 HEADINGS. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

     SECTION 13.7 SURVIVAL. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Special Warranty Deed by Seller to Purchaser.

     SECTION 13.8 INTERPRETATION. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

     SECTION 13.9 EXHIBITS. All references to "Exhibits" or "Schedules" contained herein are references to exhibits or schedules attached hereto, all of which are hereby made a part hereof for all purposes.

     SECTION 13.10 TIME OF ESSENCE. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder. If any time period set forth herein falls on a weekend or holiday, it shall be deemed to end on the next business day following such weekend or holiday.

     SECTION 13.11 MULTIPLE COUNTERPARTS. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

     SECTION 13.12 RISK OF LOSS. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty following Seller's delivery of the special warranty deed transferring title to the Property to the Purchaser will be on the Purchaser; the risk of loss prior to the Closing remains on Seller.

     SECTION 13.13 BUSINESS DAYS. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

     SECTION 13.14 NO RECORDATION OF CONTRACT. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

     SECTION 13.15  GENERAL.

          13.15.1 Seller acknowledges that Purchaser shall not be liable to any employees of Seller for or in respect of salaries, bonuses, vacations, vacation pay and other leave programs, employee benefit plans or programs, welfare benefits plans, retirement plans, excess benefit plans, plans maintained to provide workers' compensation or unemployment benefits and pay practices which Seller has funded or been obligated to fund for its past or present employees, independent contractors or either of their beneficiaries or dependents.

          13.15.2   A.   Seller shall indemnify, defend and hold harmless
     Purchaser and any person or entity affiliated with or owning or controlling, in whole or in part, directly or indirectly, Purchaser, the joint venturers, partners, trustees, officers, directors, shareholders, employees, agents and attorneys at any time and from time to time of any of the foregoing, and the heirs, legal representatives, successors and assigns of each and all of the foregoing (collectively "Related Parties") of and from any and all claims, demands, damages, expenses (including without limitation reasonable attorneys= fees) losses, injuries, liabilities, penalties, and costs (except for those claims, demands, damages, expenses , losses, injuries, liabilities, penalties, and costs referred to in
     SECTION 5.1.5), incurred or suffered by Purchaser or its Related Parties arising out of or in connection with any one or more of the following:

               1. any use, occupancy, ownership or operation of any of the Property or any occurrence in, on or about the Property before the Closing;

               2. any accident, injury (including death) or damage, regardless of the cause thereof to any person or property occurring in, on or about the Property before Closing.

     Seller's obligation to indemnify and hold Purchaser and its Related Parties harmless under this SECTION 13.15.2.A shall survive Closing or termination of this Contract.

                    B. Provided, Seller shall have no obligation or liability under this Contract to indemnify, defend or hold harmless Purchaser or its Related Parties of or from any claims, demands, damages, losses, injuries, liabilities, penalties, costs, expenses (including without limitation reasonable attorneys' fees), incurred or suffered by Purchaser or its Related Parties arising out of or in connection with the threatened or actual existence of Hazardous Materials or other environmental conditions relating to the Property except to the extent that such threatened or actual existence of Hazardous Materials or other environmental conditions was known by Seller as of the Effective Date or the Closing Date or is contrary to any representation or warranty made by Seller herein.

                    C. Purchaser shall indemnify, defend and hold harmless Seller and any person or entity affiliated with or owning or controlling, in whole or in part, directly or indirectly, Seller, the joint venturers, partners, trustees, officers, directors, shareholders, employees, agents and attorneys at any time and from time to time of any of the foregoing, and the heirs, legal representatives, successors and assigns of each and all of the foregoing (collectively "Related Parties") of and from any and all claims, demands, damages, losses, injuries, liabilities, penalties, costs and expenses (including without limitation reasonable attorneys' fees), incurred or suffered by Seller or its Related Parties arising out of or in connection with any one or more of the following:

               1. any use, occupancy, ownership or operation of any of the Property or any occurrence in, on or about the Property on or after the Closing;

               2. any accident, injury (including death) or damage, regardless of the cause thereof to any person or property occurring in, on or about the Property on or after Closing;

          Purchaser's obligation to indemnify and hold Seller and its Related Parties harmless under this SECTION 13.15.2.C shall survive Closing or termination of this Contract.

     SECTION 13.16 Purchaser on the one hand and Seller on the other hand shall use their best efforts to promptly and timely file all filings, reports, certificates and applications required to carry out the transactions contemplated by this Contract or to consummate the transactions contemplated hereby required, if at all, by (i) the federal securities laws, (ii) the United States or any commission, department, agency, law, rule or regulation thereof, or (iii) the State of North Carolina or any commission, agency or department thereof.

     SECTION 13.17 Seller shall give to Purchaser and its representatives, including accountants and counsel, reasonable access during normal business hours, upon at least forty eight (48) hours prior notice to Purchaser, to the books, records, files, contracts, commitments, employees and agents of Seller relating to the Property, and will promptly furnish to Purchaser and its representatives at the Property and/or at Seller's principal place of business all such information and documents relating to the Property as Purchaser shall request, including all interim financial statements and reports as they are prepared and become available, and Purchaser may make copies thereof.

     SECTION 13.18 Without limiting any other rights or remedies of Purchaser, Purchaser shall have the right after the Closing upon at least forty eight (48) hours prior notice to audit the books and records of Seller in respect of the Property for those last two entire fiscal years of Seller ending immediately preceding the Closing plus any "stub" period thereafter to such Closing.

     SECTION 13.19 This Contract and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Amended and Restated Declaration of Trust of New Plan Realty Trust dated as of January 15, 1996, and not individually, and bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. Seller acknowledges and agrees that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

     SECTION 13.20 At the Closing, the Escrow Agent shall retain the sum of $75,000 (the "Comfort Sum") from the Purchase Price as an asset of Seller, and shall not distribute same. Seller, Purchaser and Escrow Agent shall enter into the Comfort Sum Escrow Agreement annexed to this Contract as Exhibit G. The Comfort Sum shall continue to be retained as aforesaid until the date which is twelve (12) months after the Closing Date, at which time it shall be distributed to Seller unless any claim is pending against Seller by Purchaser pursuant to the terms of this Contract (a "Contract Claim"), in which case a portion of the Comfort Sum equal to the aggregate amount of all Contract Claims shall be retained pending resolution of each respective Contract Claim, with the balance distributed by the Escrow Agent. Upon written agreement of Purchaser and Seller or if Purchaser obtains a final non-appealable judgment against Seller regarding a Contract Claim, then the Escrow Agent shall pay to Purchaser the amount of such judgment out of the Comfort Sum. This provision shall survive the Closing.

     SECTION 13.21 Angeles Realty Corporation., a California corporation ("General Partner") executes this Contract in its capacity as general partner of Seller, but Seller and General Partner primarily, jointly and severally make and assume responsibility for the agreements, representations and warranties appearing in this Contract.

                                 ARTICLE XIV
                                 ESCROW TERMS

     SECTION 14.1 ACCEPTANCE OF ESCROW. Escrow Agent hereby agrees to perform the obligations of Escrow Agent under the terms of this Contract. Escrow Agent has executed this Contract to evidence its acceptance of the terms of the escrow created hereby; provided, however, notwithstanding anything to the contrary contained herein, Escrow Agent shall not be a required party or signatory to any modification of the terms of this Contract unless such modification directly affects the obligations of Escrow Agent hereunder. Escrow Agent shall be given fully executed copies of all modifications of this Contract to which it is not a party promptly after execution thereof by Purchaser and Seller.

     SECTION 14.2 HOLDING FUNDS. Escrow Agent shall hold all cash portions of the Earnest Money in a separate interest bearing account at Escrow Agent's regular federally insured banking institution and shall otherwise hold, invest and disburse the Earnest Money as provided herein.

     SECTION 14.3 DISBURSEMENT OF EARNEST MONEY. Escrow Agent shall disburse the Earnest Money pursuant to the terms hereof.

     SECTION 14.4 LIMITED LIABILITY. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages or expenses, except as may arise due to willful misconduct or gross negligence by the Escrow Agent hereunder. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel relating to the responsibilities of Escrow Agent under this Contract, or (ii) any action taken or omitted in reliance on any instrument, including any written notice or instruction provided for in this Contract, not only as to the due execution and validity of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a person or persons having authority to sign or present such instrument and to conform with the provisions of this Contract.

     SECTION 14.5 INDEMNITY. Purchaser and Seller hereby indemnify Escrow Agent against, and hold Escrow Agent harmless from, any and all claims, actions, demands, loses, damages, expenses (including, without limitation, court costs, reasonable attorneys' fees, and accountants fees) and liabilities that may be imposed upon performance of its duties hereunder, including, without limitation, any litigation arising from this Contract or involving the subject matter hereof, but excluding any such claims, actions, demands, losses, damages, expenses and liabilities resulting from or arising out of any willful misconduct or gross negligence by the Escrow Agent hereunder. In the event of any litigation arising from this Contract or involving the subject matter hereof, and in the event Purchaser and Seller are opposing parties in such litigation, the party prevailing in such litigation shall be reimbursed promptly upon demand by the other such party in an amount equal to that amount which the prevailing party shall have paid Escrow Agent with respect to such litigation and the subject matter thereof pursuant to the indemnification agreement contained in this SECTION 14.5. The provisions of this SECTION 14.5 shall survive the Closing or any termination, cancellation rescission or consummation of this Contract.

     SECTION 14.6 ESCROW AGENT'S RIGHTS IN THE EVENT OF A DISPUTE. If the parties hereto shall be in disagreement about the interpretation of the Contract, or about their rights and obligations thereunder, or the propriety of any action contemplated by the Escrow Agent hereunder, then Escrow Agent may institute an interpleader action in and deliver the Earnest Money to a court of competent jurisdiction, whereupon Escrow Agent shall thereafter be relieved of any and all liability under the terms and provisions of the Contract.


     IN WITNESS WHEREOF, the parties hereby execute this Contract as of the date first above written.

                              SELLER:

                              CARDINAL WOODS APARTMENTS, LTD., A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership

                              By: Angeles Realty Corporation, a California corporation, its general partner

                              By:   /s/Robert D. Long, Jr.

                              Name: Robert D. Long, Jr.

                              Its:  Vice President


                              PURCHASER:

                              NEW PLAN REALTY TRUST, a Massachusetts business trust


                              By: /s/Dean Bernstein (SEAL)

                              Printed Name:  Dean Bernstein

                              Title:  Vice President

                              Dated:  July 7, 1997


                              ATTEST:

                              ____________________________

                              _______________ Secretary

                              (CORPORATE SEAL)


                              ESCROW AGENT:

                              COMMONWEALTH LAND TITLE INSURANCE COMPANY


                              By: /s/Asher Fried

                              Printed Name: Asher Fried

                              Title:  Vice President